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                                   Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-84660) and in the Registration Statements on Form S-8 (Nos. 2-66247, 2-77690, 33-18771, 33-26748, 33-38810, 33-45169, 33-70662,
33-87446, 33-87448, 33-97332 and 333-57463) of TRC Companies, Inc. of our report dated October 9, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report, dated October 9, 2001 relating to the financial statement schedule, which appears in this Form 10-K.


/s/PricewaterhouseCoopers LLP

Hartford, Connecticut
October 9, 2001